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                                 EXHIBIT 99.14
                         FORM OF ENROLLMENT/CHANGE FORM
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                                 ISS GROUP, INC.
              INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN ("IESPP")
                             ENROLLMENT/CHANGE FORM

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SECTION 1:  Action                              Complete Sections:
            ------------------                  ------------------
ACTIONS     [ ] New Enrollment                  2, 3, 7 and sign attached Stock
            [ ] Payroll Deduction Change        Purchase Agreement
            [ ] Terminate Payroll Deductions    2, 4, 7
            [ ] Leave of Absence                2, 5, 7
                                                2, 6, 7

________________________________________________________________________________

SECTION 2:  Name________________________________________________________________
PERSONNEL           Last        First          MI                 Dept.
DATA
            Home Address________________________________________________________
                                           Street
                        ________________________________________________________
                                City          State                  Zip Code

            Social Security #__  ___  ___  -  ___  ___  -  ___  ___  ___  ___


_______________________________________________________________________________________________________
SECTION 3:
            Effective with the Purchase
            Period Beginning:            Payroll Deduction Amount: __% of base
                                                                    salary(*)
NEW
ENROLLMENT  [ ] February 1, 200_
                                         (*) Must be a multiple of 1% up to a
                                         maximum of 10% of base salary
            [ ] August 1, 200_
            [ ] Initial Purchase Period - July 1, 1999

_______________________________________________________________________________________________________

SECTION 4:   Effective with the                                I authorize the following new
             Pay Period Beginning:____________________________ level of payroll deduction:
PAYROLL                              Month, Day and Year       ______% of base salary
DEDUCTION                                                      (*) Must be a multiple of 1% up
CHANGE                                                         to a maximum of 10% of base salary

             NOTE: You may reduce your rate of payroll deductions once per 6-month purchase period to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase period.

_______________________________________________________________________________________________________

SECTION 5:   Effective with the                            Your election to terminate your payroll
             Pay Period Beginning:_______________________  deductions for the balance of the
                                    Month, Day and Year    purchase period cannot be changed,
TERMINATE                                                  and you may not rejoin the purchase
PAYROLL                                                    period at a later date.  You will not be
DEDUCTIONS                                                 able to resume participation in the IESPP
                                                           until the start of the next purchase period.

             Upon my voluntary termination of payroll deductions, all payroll deductions collected during the current purchase period will be refunded.

             NOTE: If your employment terminates for any reason or your eligibility status changes (<20 hrs/wk or <5 months/yr), you will immediately cease to participate in the IESPP, and your IESPP payroll deductions collected in that purchase period will automatically be refunded to you.

_______________________________________________________________________________________________________

SECTION 6: In connection with my leave of absence, I elect the following action with respect to my IESPP payroll deductions to date:

LEAVE OF
ABSENCE      [ ] Purchase shares of ISS Group, Inc. on next scheduled purchase date

                                             OR

             [ ] Refund IESPP payroll deductions collected

             NOTE:    If you take an unpaid leave of absence, your payroll
                      deductions will immediately cease. If you return to active status within 90 days after the start of your leave, your
                      payroll deductions will at that time automatically resume
                      at the rate in effect for you when your leave began.
_______________________________________________________________________________________________________

SECTION 7:
AUTHORIZATION


_______________________________________________                   _____________________________________
             Date                                                          Signature of Employee
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